Exhibit 99.6

REGENCY CENTERS CORPORATION

ONE INDEPENDENT DRIVE, SUITE 114

JACKSONVILLE, FL 32202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. local time on February 23, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. local time on February 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

     TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors of Regency Centers Corporation (which we refer to as “Regency”) recommends you vote FOR proposals 1, 2, 3 and 4.		For	Against	Abstain

1

To approve the agreement and plan of merger, dated as of November 14, 2016 (which we refer to, as amended from time to time, as the “merger agreement”), by and between Regency and Equity One, Inc. (which we refer to as “Equity One”) and the merger of Equity One with and into Regency (which we refer to as the “merger”), with Regency continuing as the surviving corporation (which we refer to as the “Regency merger proposal”).

		☐	☐	☐			For	Against	Abstain
4

To approve the adjournment of the Regency special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the Regency merger proposal, the Regency articles amendment proposal and the Regency increase in board size proposal if there are insufficient votes at the time of such adjournment to approve such proposals (which we refer to as the “Regency adjournment proposal”).

							☐	☐	☐
2

To amend the Restated Articles of Incorporation of Regency, to take effect at the effective time of the merger, to increase the number of authorized shares of Regency common stock, par value $0.01 per share (we refer to such shares as the “Regency common stock” and such proposal as the “Regency articles amendment proposal”).

		☐	☐	☐	NOTE: If no boxes are marked and the proxy is signed, this proxy will be voted in the manner described on the reverse side.
3	To approve an increase in the size of the Regency board of directors to 12 directors (which we refer to as the “Regency increase in board size proposal”).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

0000306411_1    R1.0.1.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Meeting and Proxy Statement is available at www.proxyvote.com

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REGENCY CENTERS CORPORATION

Special Meeting of Stockholders

February 24, 2017 9:30 AM Local Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint Martin E. Stein, Jr., Lisa Palmer and J. Christian Leavitt, and each or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon such other matters, which the Board of Directors does not know, as of the date of the proxy statement, that may properly come before the Special Meeting, all of the shares of common stock of REGENCY CENTERS CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:30 AM, local time on February 24, 2017, at The River Club in the Wells Fargo Building, Florida Room 1, 35th Floor, One Independent Drive, Jacksonville, FL 32202 and any adjournment or postponement thereof. This proxy, when properly executed, will revoke all prior proxies relating to the subject matter hereof and will be voted in the manner directed herein.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is signed but no direction is given, this proxy will be voted according to the Board of Directors recommendation indicated on the reverse side. It will be voted in the discretion of the proxies upon such other matters, which the Board of Directors does not know, as of the date of the proxy statement, that may properly come before the Special Meeting or at any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000306411_2 R1.0.1.1